UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2004

DOCUMENT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20981	33-0485994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6339 Paseo del Lago Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 602-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. Acquisition or Disposition of Assets.

On July 20, 2004, Document Sciences Corporation (the “Company”) completed the acquisition of approximately 79% of the outstanding common stock (the “Acquisition”) of Objectiva Software Solutions, Inc. (“Objectiva”), a company specializing in enterprise software development, including rapid prototyping, product co-development, product migration and porting, and product reengineering. The Acquisition was consummated pursuant to that certain Stock Purchase Agreement, dated as of June 27, 2004 (the “Stock Purchase Agreement”), by and among the Company and the selling stockholders identified therein. The shares acquired in the Acquisition represent all of the outstanding common stock of Objectiva not already owned by the Company. Therefore, Objectiva became a wholly-owned subsidiary of the Company upon completion of the Acquisition. The Company intends to continue the current U.S. and foreign business operations of Objectiva.

The purchase price for the Acquisition, determined by the parties through arms-length negotiation, was approximately $3.610 million consisting of approximately $393,000 in cash and 629,793 shares of common stock of the Company (with a value of approximately $3.217 million calculated based on the average price per share of Company common stock as of the close of trading from July 16, 2004 through July 22, 2004). All related costs, including accounting and legal fees (which have not yet been fully determined), will be capitalized as part of the purchase price for the Acquisition.

The cash portion of the consideration for the Acquisition was paid by the Company out of cash on hand and the stock portion of the consideration consisted of newly issued shares of common stock out of the authorized but unissued shares of capital stock of the Company. Over 95% of the shares of common stock constituting the stock portion of the consideration are subject to resale restrictions pursuant to that certain Stockholder Agreement, dated as of July 20, 2004 (the “Stockholder Agreement”), by and among the Company and the individuals identified therein. Such restrictions lapse over a period of three years and upon the occurrence of certain extraordinary events as set forth in the Stockholder Agreement.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired

At the time of the filing of this current report on Form 8-K, it is not practical to provide the financial statements required by Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by an amendment to this current report, which amendment will be filed not later than 60 days after the date the initial report of the Acquisition must be filed.

(b)	Pro Forma Financial Information

At the time of the filing of this current report on Form 8-K, it is not practical to provide the pro forma financial information required by Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by an amendment to this current report, which amendment will be filed not later than 60 days after the date the initial report of the Acquisition must be filed.

2

(c)	Exhibits

99.1	Stock Purchase Agreement, dated as of June 27, 2004, by and among Document Sciences Corporation and the selling stockholders identified therein.

99.2	Stockholder Agreement, dated as of July 20, 2004, by and among Document Sciences Corporation and the individuals identified therein.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2004

DOCUMENT SCIENCES CORPORATION

By:	/s/ John L. McGannon
Name:	John L. McGannon
Title:	President, Chief Executive Officer and Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Description
99.1	Stock Purchase Agreement, dated as of June 27, 2004, by and among Document Sciences Corporation and the selling stockholders identified therein.

99.2	Stockholder Agreement, dated as of July 20, 2004, by and among Document Sciences Corporation and the individuals identified therein.